Exhibit 99.1

                     Duratek Announces 2005 Year-End Results

    COLUMBIA, Md.--(BUSINESS WIRE)--Feb. 8, 2006--Duratek, Inc. (NASDAQ:DRTK) today announced it achieved net income of $18.4 million or $1.21 per diluted share for the year ended December 31, 2005 as compared to $21.0 million or $1.42 per diluted share in 2004. Revenues for 2005 of $281.2 million were 2% lower than 2004 revenues of $286.2 million. The revenue decrease was primarily due to lower Commercial Services revenues, as there was insufficient new project work to replace projects that were completed during 2004. Net income decreased primarily due to lower revenues achieved by the Commercial Services business and losses incurred, primarily in the third quarter, on two Federal Services contracts.
    In the fourth quarter of 2005, the Company achieved net income of $5.4 million, or $.36 per diluted share as compared to net income of $3.0 million, or $.20 per diluted share for the comparable period in 2004. Revenues were $68.5 million for the three months ending December 31, 2005 and were 4% lower than the $71.1 million for the same period in 2004. The increase in net income was primarily due to improved performance by the Commercial Processing and Disposal business due to higher volumes of higher margin materials processed and a lowering of the facility decommissioning estimate during the quarter. The revenue decrease for the quarter was due to lower revenues in the Federal Services business primarily as a result of a decrease in work scope on several existing contracts.
    Robert E. Prince, President and CEO said, "We are pleased with our strong finish for the year. In the fourth quarter our margins, profits, and cash position all showed solid improvements. In addition to delivering on our existing business base, we continue to focus our energies heavily towards growth opportunities."
    Robert F. Shawver, Executive Vice President and CFO said, "The Company significantly improved its cash position during the fourth quarter. We finished the year with $18 million in cash even after making a voluntary debt prepayment of $15 million in December. We continue to make consistent progress each year generating cash and prepaying our term debt."
    A conference call will be held today at 10:00 a.m. Eastern Time. Investors can listen to the conference call by logging into www.duratekinc.com or by calling 1-800-857-4830, passcode Duratek. In addition to the webcast and teleconference, the Company will be placing a presentation of the data on its website under the investor relations section. We encourage investors to listen to the call in addition to viewing the presentation.
    A replay of the call will be available at approximately 12:00 noon today through March 1, 2006 at 10:00 p.m. by dialing 1-866-457-5505. The webcast will be archived on the Duratek website for at least 30 days.

    Consolidated balance sheet, statement of operations, and summary statement of cash flows are attached.

    About Duratek, Inc.

    Duratek provides safe, secure radioactive materials disposition. On February 7, 2006, Duratek announced it had entered into a merger agreement with EnergySolutions LLC, formerly known as Envirocare of Utah LLC.

    Important Additional Information and Where to Find It

    Duratek will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed business combination referred to in the foregoing information. Investors are urged to read the proxy statement when it becomes available because it will contain important information. A definitive proxy statement will be sent to Duratek's stockholders seeking their approval of the transaction. Investors may obtain a free copy of the proxy statement and other documents filed by Duratek with the Commission at the Commission's website at www.sec.gov, or by directing a request to:
Diane Brown, Corporate Secretary, Duratek Inc., 10100 Old Columbia Road, Columbia, Maryland 21046.
    Duratek, its directors, and its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Duratek and their ownership of Duratek stock is set forth in the proxy statement for Duratek's 2005 annual meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.
    Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Duratek's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: the Company's ability to manage its commercial waste processing operations, the timing and award of contracts by the U.S. Department of Energy for the cleanup of waste sites administered by it; the acceptance and implementation of the Company's waste treatment technologies in the government and commercial sectors; and other large technical support services projects; the Company's ability to successfully add revenues from new contracts; and the timing of completing existing contracts. Additionally, risks and uncertainties about the pending merger of the Company with EnergySolutions, LLC include the satisfaction of the conditions to closing, including receipt of stockholder and regulatory approval; general industry and market conditions; the ability of either company to achieve future business objectives; and the risk that the perceived advantages of the transaction, if consummated, may not be achieved. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.



                    DURATEK, INC. AND SUBSIDIARIES

                     Consolidated Balance Sheets

                      December 31, 2005 and 2004
           (in thousands of dollars, except share amounts)


                                                 2005         2004
                                              -----------  -----------
                   Assets
Current assets:
   Cash and cash equivalents                  $   18,440   $   23,296
   Accounts receivable, net of allowance for
    doubtful accounts of $18 in 2005 and $158
    in 2004                                       36,247       30,997
   Cost and estimated earnings in excess of
    billings on uncompleted contracts             14,417       16,715
   Prepaid expenses and other current assets       5,694       13,708
                                              -----------  -----------
      Total current assets                        74,798       84,716

Retainage                                          1,039        1,257
Property, plant and equipment, net                61,802       66,151
Goodwill                                          72,129       72,129
Other intangible assets                            2,708        3,747
Decontamination and decommissioning trust
 fund                                             19,295       19,050
Other assets                                      32,143       21,487
                                              -----------  -----------
      Total assets                            $  263,914   $  268,537
                                              ===========  ===========

    Liabilities and Stockholders' Equity
Current liabilities:
   Current portion of long-term debt          $      708   $      858
   Accounts payable                               11,894       15,643
   Due to the State of South Carolina              6,911        6,073
   Accrued expenses and other current
    liabilities                                   21,783       24,646
   Unearned revenues                              13,359       14,694
   Waste processing and disposal liabilities       4,300        6,980
                                              -----------  -----------
      Total current liabilities                   58,955       68,894

Long-term debt, less current portion              68,648       84,142
Facility and equipment decontamination and
 decommissioning liabilities                      38,927       40,419
Other noncurrent liabilities                       7,525        6,756
                                              -----------  -----------
      Total liabilities                          174,055      200,211
                                              -----------  -----------

Stockholders' equity:
   Preferred stock - $0.01 par value;
    authorized 4,740,000 shares; none issued           -            -
   Series B junior participating preferred
    stock, $0.01 par value; 100,000 shares
    authorized; none issued                            -            -
   Common stock - $0.01 par value; authorized
    35,000,000 shares; issued 16,470,624
    shares in 2005 and 16,236,781 shares in
    2004                                             165          162
   Capital in excess of par value                 89,891       86,784
   Deferred compensation employee stock trust      1,323        1,323
   Retained earnings (accumulated deficit)         9,380       (9,043)
   Treasury stock at cost, 1,771,306 shares
    in 2005 and 2004                             (10,900)     (10,900)
                                              -----------  -----------
      Total stockholders' equity                  89,859       68,326
                                              -----------  -----------

      Total liabilities and stockholders'
       equity                                 $  263,914   $  268,537
                                              ===========  ===========



                    DURATEK, INC. AND SUBSIDIARIES

                Consolidated Statements of Operations

             Years ended December 31, 2005, 2004 and 2003
         (in thousands of dollars, except per share amounts)


                                    2005         2004         2003
                                 -----------  -----------  -----------

Revenues                         $  281,212   $  286,213   $  285,901
Cost of revenues                    211,299      211,315      217,493
                                 -----------  -----------  -----------
      Gross profit                   69,913       74,898       68,408
Selling, general and
 administrative expenses             34,516       34,306       33,462
                                 -----------  -----------  -----------
      Income from operations         35,397       40,592       34,946
Interest expense                     (6,539)      (6,970)      (6,903)
Other income, net                        31          398           76
                                 -----------  -----------  -----------

      Income before income
       taxes, equity in income
       of joint ventures, and
       cumulative effect of a
       change in accounting
       principle                     28,889       34,020       28,119
Income taxes                         10,651       13,098       11,671
                                 -----------  -----------  -----------

      Income before equity in
       income of joint ventures
       and cumulative effect of
       a change in accounting
       principle                     18,238       20,922       16,448
Equity in income of joint
 ventures                               185          124          202
                                 -----------  -----------  -----------

      Income before cumulative
       effect of a change in
       accounting principle          18,423       21,046       16,650
Cumulative effect of a change in
 accounting principle, net of
 taxes                                    -            -       (2,414)
                                 -----------  -----------  -----------
      Net income                     18,423       21,046       14,236

Preferred stock repurchase
 premium, dividends and charges
 for accretion                            -          (63)     (36,154)
                                 -----------  -----------  -----------
      Net income (loss)
       attributable to common
       stockholders              $   18,423   $   20,983   $  (21,918)
                                 ===========  ===========  ===========

Income (loss) per share:
   Basic:
      Before cumulative effect
       of a change in accounting
       principle                 $     1.25   $     1.48   $    (1.44)
      Cumulative effect of a
       change in accounting
       principle                          -            -        (0.18)
                                 -----------  -----------  -----------
                                 $     1.25   $     1.48   $    (1.62)
                                 ===========  ===========  ===========

   Diluted:
      Before cumulative effect
       of a change in accounting
       principle                 $     1.21   $     1.42   $    (1.44)
      Cumulative effect of a
       change in accounting
       principle                          -            -        (0.18)
                                 -----------  -----------  -----------
                                 $     1.21   $     1.42   $    (1.62)
                                 ===========  ===========  ===========



                    DURATEK, INC. AND SUBSIDIARIES

           Condensed Consolidated Statements of Cash Flows

                Years ended December 31, 2005 and 2004
                      (in thousands of dollars)


                                                 2005         2004
                                              -----------  -----------
Cash flows from operating activities:
   Net income                                 $   18,423   $   21,046
   Adjustments to reconcile net income to
    net cash provided by operating
    activities:
      Depreciation and amortization                9,847       10,639
      Other non-cash charges                       1,200        3,165
      Changes in operating assets and
       liabilities                               (14,818)     (14,323)
                                              -----------  -----------
Net cash provided by operating activities         14,652       20,527
                                              -----------  -----------

Net cash used in investing activities             (4,749)      (6,357)
                                              -----------  -----------

Net cash used in financing activities            (14,759)     (26,048)
                                              -----------  -----------
      Net decrease in cash and cash
       equivalents                                (4,856)     (11,878)

Cash and cash equivalents, beginning of year      23,296       35,174
                                              -----------  -----------
Cash and cash equivalents, end of year        $   18,440   $   23,296
                                              ===========  ===========




    CONTACT: Duratek, Inc.
             Investor Relations
             Diane R.  Brown, 410-312-5100
             www.duratekinc.com